Exhibit 3

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D filed herewith, and any amendments hereto, relating to the Common Units of Dominion Midstream Partners, LP, with the Securities and Exchange Commission pursuant to Rule 13d-1(k).

Dated: December 9, 2016

DOMINION RESOURCES, INC.
a Virginia corporation

By:	/s/ Mark O. Webb
Mark O. Webb
Senior Vice President, General Counsel and Chief Risk Officer

DOMINION COVE POINT, INC. a Virginia corporation

By:	/s/ Mark O. Webb
Mark O. Webb
Senior Vice President and General Counsel

DOMINION MLP HOLDING COMPANY, LLC
A Delaware limited liability company

By:	/s/ Mark O. Webb
Mark O. Webb
Senior Vice President and General Counsel

DOMINION MLP HOLDING COMPANY II, INC.
A Virginia corporation

By:	/s/ Mark O. Webb
Mark O. Webb
Senior Vice President and General Counsel

DOMINION QUESTAR CORPORATION
A Utah corporation

By:	/s/ Mark O. Webb
Mark O. Webb
Senior Vice President and General Counsel

QPC HOLDING COMPANY
A Utah corporation

By:	/s/ Mark O. Webb
Mark O. Webb
Senior Vice President and General Counsel